                            REGISTRATION RIGHTS AGREEMENT


         THIS AGREEMENT is made as of March 17, 1997, between FPA Medical Management, Inc., a Delaware corporation (the "Company"), and Leonardo Berezovsky, M.D., an individual, Jose Spiwak, M.D., an individual, and Kaushal Tamboli, M.D., an individual. (The individual parties to this Agreement are each referred to herein as a "Stockholder," and collectively as the "Stockholders.")

         Pursuant to an Agreement and Plan of Merger dated as of November 8, 1996, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of February 5, 1997, by and among the Company, FPA Acquisition Corp., a wholly owned subsidiary of FPA, and AHI Healthcare Systems, Inc. (the "Merger Agreement"), the Company has agreed to provide to the Stockholders the registration rights set forth in this Agreement with respect to the Parent Common Stock (as defined in the Merger Agreement) to be received by the Stockholders in connection with the transactions contemplated under the Merger Agreement (the "Registrable Securities").

         Unless otherwise stated herein, capitalized terms contained herein have the meanings set forth in the Merger Agreement.

         The parties hereto intending to be legally bound agree as follows:

         1.   DEMAND REGISTRATION.

         (a) REQUESTS FOR REGISTRATION. If any Stockholder was or would have been unable to sell at least 850,000 shares of the Registrable Securities in accordance with the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), during the three (3) month period beginning on the date of publication of the Combined Results (as contemplated in Section 6.11 of the Merger Agreement) (the "Initial Measurement Period"), then within thirty (30) days after the expiration of the Initial Measurement Period, such Stockholder may request registration under the Securities Act of a number of Registrable Securities not to exceed three (3) times the amount by which 850,000 exceeds the number of shares such Stockholder sold, or would have been able to sell under Rule 144 during the Initial Measurement Period (the "Initial Registrable Amount"). Additionally, in the event no registration statement was filed with respect to the Initial Measurement Period, if any Stockholder was or would have been unable to sell at least 1,700,000 shares of the Registrable Securities in accordance with the provisions of Rule 144 during the six (6) month period beginning on the date of publication of the Combined Results (the "Extended Measurement Period"), then within thirty (30) days after the expiration of the

Extended Measurement Period, such Stockholder may request registration under the Securities Act of a number of Registrable Securities not to exceed two (2) times the amount by which 1,700,000 exceeds the number of shares such Stockholder sold, or would have been able to sell under Rule 144 during the Extended Measurement Period (the "Extended Registrable Amount").

         (b) Within fifteen (15) days after receipt of any request made pursuant to subsection (a) (a "Demand Notice"), the Company will give written notice of such Demand Notice to all other Stockholders. With respect to any Stockholder from whom the Company has received a written request for inclusion in the registration within fifteen (15) days after the receipt of the Company's notice, the Company will include in the registration the number of shares of Registrable Securities requested to be included, not to exceed the Initial Registrable Amount or the Extended Registrable Amount, as applicable.

         (c) REGISTRATION EXPENSES. The Company will pay all Registration Expenses (as set forth in Section 3 hereof) for the registration.

         (d)  RESTRICTIONS ON THE REGISTRATION.

              (i) On one occasion the Company may postpone for up to six months the filing or the effectiveness of a registration statement for the registration if the Company determines that such registration would, in the Company's reasonable discretion, have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries; provided that in such event, the Stockholders initially requesting such registration will be entitled to withdraw such request, such registration will not count as the permitted registration hereunder and the Company will pay all Registration Expenses in connection with such registration.

              (ii) In no event shall the Company be obligated to file more than one registration statement pursuant to the terms of this Agreement.

              (iii) The rights granted pursuant to Section 1 of this Agreement shall be subject and subordinate to the terms of and registration rights granted under the Registration Rights Agreement dated as of November 29, 1996 by and among the Company and Foundation Health Corporation, the Registration Rights Agreement dated as of June 21, 1996 between the Company and Physician's Health Corporation of America, and outstanding registration rights granted by the Company prior to the date of the Merger Agreement for an aggregate of not more than 100,000 shares of FPA Common Stock.

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              (iv)      Except as provided in subsection (iii), the terms of
any registration rights granted by the Company to any person or entity following the date of the Merger Agreement shall be subject and subordinate to the terms of any registration rights granted pursuant to Section 1 of this Agreement.

         2. REGISTRATION PROCEDURES. Whenever the Stockholders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

         (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities within 45 days after receipt of the Demand Notice and use its best efforts to cause such registration statement to become effective as soon as possible after filing, PROVIDED that no such registration statement will be filed by the Company until counsel for the Stockholders shall have had a reasonable opportunity to review the same and no amendment to any such registration statement naming such Stockholders as selling stockholders shall be filed with the SEC until such Stockholders shall have had at least three days to review such registration statement as originally filed and theretofore amended, to approve or disapprove any portion of such registration statement describing or referring to such Stockholders;

         (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Stockholders set forth in such registration statement;

         (c) furnish to each Stockholder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder;

         (d) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Stockholder shall request, except that the Company shall not for


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any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service;

         (e) in the event of the issuance of any stop order suspending the effectiveness of any registration statement or of any order suspending or preventing the use or any prospectus or suspending the qualification of any shares for sale in any jurisdiction, use its best efforts promptly to obtain its withdrawal; and

         (f) list such securities on any securities exchange or market on which any stock of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange or market.

         3. REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. Each Stockholder will, however, bear the fees of such Stockholder's own counsel and any transfer taxes and underwriting discounts or commissions applicable to the Registrable Securities sold by such Stockholder.

         4.   INDEMNIFICATION.

         (a) The Company agrees to indemnify, to the extent permitted by law, each Stockholder against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged ommission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Stockholder for use therein or by such Stockholder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Stockholder with a sufficient number of copies of the same.

         (b) In connection with any registration statement in which a Stockholder in participating, each such Stockholder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any

                                          4


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such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Stockholder; provided that the obligation to indemnify will be individual to each Stockholder and will be limited to the net amount of proceeds received by such Stockholder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgement of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company's indemnification is unavailable for any reason.

          5. PARTICIPATION IN REGISTRATIONS. No Stockholder may participate in any registration hereunder unless such person completes and executes all questionnaires, powers of attorney and other documents, and furnishes all information to the Company as is necessary to effect such registration.

          6.  MISCELLANEOUS.

          (a) REMEDIES. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (b) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and each of the Stockholders.

          (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their executors, administrators, personal representatives, heirs, successors and assigns. Notwithstanding the foregoing, the provisions of this Agreement which are for the benefit of Stockholders are non-transferable, except with the prior written consent of the Company.

          (d) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (e) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

          (f) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (g) GOVERNING LAW. The corporate law of the State of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of Pennsylvania.




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


          (h) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or (iv) delivered by facsimile transmission to a Stockholder at the facsimile number set forth on the signature page of this Agreement and to the Company at the facsimile number set forth in this Section. Such notices, demands and other communications will be sent to each Stockholder at the address indicated on the signature page of this Agreement or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices to the Company shall be sent to the attention of James A. Lebovitz, at 3636 Nobel Drive, Suite 200, San Diego, California 92122, or by facsimile at (619) 453-1941.

          (i) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

                  *     *     *     *     *







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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                             FPA MEDICAL MANAGEMENT, INC.


                             By: /s/ James A. Lebovitz
                                -------------------------------------
                             Name:   James A. Lebovitz
                                     --------------------------------
                             Its:    Senior Vice President,
                                     --------------------------------
                                     General Counsel and Secretary



                             ----------------------------------------
                             LEONARDO BEREZOVSKY, M.D.
                             Address: -------------------------------
                             ----------------------------------------
                             ----------------------------------------


                             ----------------------------------------
                             JOSE SPIWAK, M.D.
                             Address: -------------------------------
                             ----------------------------------------
                             ----------------------------------------


                             ----------------------------------------
                             KAUSHAL TAMBOLI, M.D.
                             Address: -------------------------------
                             ----------------------------------------
                             ----------------------------------------

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                             FPA MEDICAL MANAGEMENT, INC.


                             By: ------------------------------------
                             Name: ----------------------------------
                             Its:  ----------------------------------


                             /s/ Leonardo Berezovsky
                             ----------------------------------------
                             LEONARDO BEREZOVSKY, M.D.
                             Address: -------------------------------
                             ----------------------------------------
                             ----------------------------------------

                             /s/ Jose Spiwak
                             ----------------------------------------
                             JOSE SPIWAK, M.D.
                             Address: -------------------------------
                             ----------------------------------------
                             ----------------------------------------

                             /s/ Kausmal Tamboli
                             ----------------------------------------
                             KAUSHAL TAMBOLI, M.D.
                             Address: -------------------------------
                             ----------------------------------------
                             ----------------------------------------